U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Date of Report: November 27, 2002

                              MIKRON INFRARED, INC.
               (Exact name of issuer as specified in its charter)

         New Jersey                     0-15486                  22-1895668
(State or Other Jurisdiction of       (Commission              (IRS Employer
Incorporation or Organization)        File Number)           Identification No.)

                   16 Thornton Road, Oakland, New Jersey 07436
              (Address and Zip Code of Principal Executive Offices)

                                 (201) 405-0900
                         (Registrant's Telephone Number)

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Item 2. Acquisition or Disposition of Assets

(a) On November 22, 2002, our wholly owned German subsidiary whose name is being changed to Mikron Europe GmbH ("Mikron Europe") and we entered into a Share Sale and Purchase Agreement with Mr. Hermann Schlosser, Mrs. Ilse Schlosser, Mrs. Karen Beck and Mr. Rolf Breternitz (collectively, the "Sellers"). Pursuant to that agreement, Mikron Europe agreed to purchase:

      o     all of the outstanding share capital of

            o     IMPAC Electronic GmbH ("IMPAC"),

            o     infra sensor Spezialpyrometer GmbH ("infra sensor"),

            o     INFRAPOINT Messtechnik GmbH ("Infrapoint"),

            o     IMPAC France, Sarl ("IMPAC France") and

            o     IMPAC Infrared Ltd. ("Infrared")

      o and 90% of the outstanding share capital of IMPAC Systems GmbH ("Systems" which, together with IMPAC, infra sensor, Infrapoint, IMPAC France and Infrared, are hereinafter collectively referred to as the "IMPAC Companies").

      On November 26 and 27, 2002, Mikron Europe's purchase of the IMPAC Companies was consummated. The purchase price that Mikron Europe paid to the Sellers for the IMPAC Companies was (euro)2,885,627 (inclusive of all closing adjustments) plus 600,000 unregistered shares of our common stock.

      In addition, Mikron Europe purchased two loan obligations owed to Mr. Schlosser by IMPAC and Infrapoint by paying to him the (euro)902,200 aggregate principal amount of those obligations.

      We financed Mikron Europe's acquisition of the IMPAC Companies by:

      o borrowing $250,000 from each of Gerald D. Posner, our President and one of our directors, and Dennis L. Stoneman, our Executive Vice President and one of our directors, pursuant to the terms of capital appreciation notes providing for a term of five years and a semi-annually compounded yield of 9% (the "Capital Appreciation Notes");

      o entering into a $4,000,000 credit facility with Fleet National Bank which is fully collateralized by first security interest liens on all of our non-European assets and also by a pledge of 65% of the share capital of Mikron Europe, and then borrowing $2,100,000 pursuant to that facility;

      o     unconditionally guarantying the payment and performance of a
            (euro)1,000,000 loan that ING BHF-Bank has made to Mikron Europe which is collateralized by pledges of all of the share capital of IMPAC, Infrapoint, infra sensor and Systems owned by Mikron Europe; and

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      o     deferring the payment of (euro)800,000 of the purchase price owed to
            Mr. Schlosser and to Mr. Breternitz under the Purchase Agreement, pursuant to terms and conditions that are substantially identical to the terms and conditions set forth in the Capital Appreciation
            Notes.

      There are no relationships between any of the Sellers and us or any of our affiliates, any of our directors or officers, or any associate of any of our directors or officers.

      (b) The IMPAC Companies, which are headquartered in Frankfurt am Main, Germany, and which have satellite operations in Dresden, Ilmenau, Magdeburg and Erstein (France), are ISO 9001 certified manufacturers and sellers of pyrometer calibration sources and non-contact single point temperature measurement devices. IMPAC has been in business for the past 35 years, and has more than 34,000 customer installations worldwide. The IMPAC Companies manufacture and sell various models of portable and fixed pyrometers that have been engineered for non-contact measurement of temperatures ranging from -32 degrees Celsius to 3,500 degrees Celsius in more than 1,500 industrial applications. The IMPAC Companies sell their products under the impac(R), Infratherm(R) and Tastotherm(R) registered brand names through a direct sales force in Germany, through sales offices maintained by IMPAC France in France and by Infrared in Great Britain, and throughout the rest of the world via a network of sales representatives.

      We intend to:

      o     continue the present business operations of the IMPAC Companies,

      o expand IMPAC's line of single point non-contact temperature measurement devices with complementary products that we manufacture, including black body calibration sources and thermal imaging cameras, and

      o expand our line of non-contact single point temperature measurement devices with complementary products manufactured by the IMPAC Companies.

Item 7. Financial Statements and Exhibits

      (a) Financial Statements of Businesses Acquired

            The financial statements required by this item shall be filed not later than 60 days after the date of filing of this report with the Commission.

      (b) Pro forma financial information

            Any pro forma financial statements required by this item shall be filed not later than 60 days after the date of filing of this report with the Commission.

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      (c) Exhibits

Exhibit No.          Description
-----------          -----------

       10.14 Share Sale and Purchase Agreement dated November 22, 2002 between and among Hermann Schlosser, Ilse Schlosser, Karen Beck and Rolf Breternitz, as Sellers, Hohenstaufen Zweihundertsechsundzwanzigste Vermogensverwaltungs GmbH, as Purchaser, and Mikron Infrared, Inc.

       10.15 Credit Agreement by and between Mikron Infrared, Inc. and Fleet National Bank

       10.16         Loan Agreement between Hohenstaufen
                     Zweihundertsechsundzwanzigste Vermogensverwaltungs GmbH and ING BHF-Bank

       10.17 Guaranty dated November 21, 2002 issued by Mikron Infrared, Inc. to ING BHF-Bank

       10.18 Capital Appreciation Note dated November 21, 2002 and made by Mikron Infrared, Inc payable to Gerald D. Posner

       10.19 Capital Appreciation Note dated November 21, 2002 and made by Mikron Infrared, Inc payable to Dennis L. Stoneman


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                                    Signature

      In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          Mikron Infrared, Inc.


Dated: November 27, 2002                  By: /s/ Gerald D. Posner
                                             ---------------------------------
                                             Gerald D. Posner, Chief (Principal)
                                             Executive Officer